Exhibit 99.1

Century Towers | *San Jose, CA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

THIRD QUARTER 2024

ESSEX

PROPERTY TRUST, INC.

THIRD QUARTER 2024  EARNINGS RELEASE &  SUPPLEMENTAL DATA  Century Towers | San Jose, CA

Third Quarter 2024
Earnings Release and Supplemental Data

Table of Contents

Earnings Press Release	Pages 1 - 9
Consolidated Operating Results	S-1 & S-2
Consolidated Funds from Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios	S-6
Portfolio Summary by County	S-7
Operating Income by Quarter	S-8
Same-Property Revenue Results by County, Quarter-to-Date	S-9
Same-Property Revenue Results by County, Year-to-Date	S-9.1
Same-Property Operating Expenses, Quarter and Year-to-Date	S-10
Capital Expenditures	S-11
Co-Investments and Preferred Equity Investments	S-12
Assumptions for 2024 FFO Guidance Range	S-13
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-13.1
Market Economic Rent Growth Trending Along the Pre-COVID Average	S-13.2
Summary of Apartment Community Acquisitions and Dispositions Activity	S-14
Same-Property Delinquencies, Operating Statistics, and Revenue Growth on a GAAP basis	S-15
MSA Level Supply Forecast: 2023A - 2025E	S-16
2025E Early Building Blocks to Same-Property Revenue Growth	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Third Quarter 2024 Results and
Raises Full-Year 2024 Guidance

San Mateo, California—October 29, 2024—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2024 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended September 30, 2024 are detailed below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2024	2023	Change	2024	2023	Change
Per Diluted Share
Net Income	$1.84	$1.36	35.3%	$7.54	$5.30	42.3%
Total FFO	$3.81	$3.69	3.3%	$12.30	$11.37	8.2%
Core FFO	$3.91	$3.78	3.4%	$11.68	$11.21	4.2%

Third Quarter 2024 Highlights:

•
Reported Net Income per diluted share for the third quarter of 2024 of $1.84, compared to $1.36 in the third quarter of 2023. The increase is largely attributable to gains on remeasurements of co-investments recognized in the third quarter of 2024.

•
Grew Core FFO per diluted share by 3.4% compared to the third quarter of 2023, exceeding the midpoint of the Company’s guidance range by $0.04. The outperformance was primarily driven by favorable same-property revenue growth.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 3.5% and 2.6%, respectively, compared to the third quarter of 2023. On a sequential basis, same-property revenues improved 1.2%.

•	Issued $200.0 million of 10-year senior unsecured notes due in April 2034 at an effective yield of 5.1%.

•	Acquired and consolidated two joint venture apartment home communities located in San Jose, CA at a combined valuation of $290.5 million on a gross basis.

•	Raised full-year 2024 guidance range as detailed in the table below:

Full-Year 2024 Revised Guidance	Revised Range	Revised Midpoint	Change at Midpoint
Net Income per diluted share	$8.66 - $8.78	$8.72	+$0.37
Core FFO per diluted share	$15.50 - $15.62	$15.56	+$0.06
Same-Property Revenues	3.10% to 3.40%	3.25%	+0.25%
Same-Property Operating Expenses	4.50% to 5.00%	4.75%	Unchanged
Same-Property NOI	2.30% to 2.90%	2.60%	+0.30%

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2024 compared to the quarter ended September 30, 2023, and the sequential percentage change for the quarter ended September 30, 2024 compared to the quarter ended June 30, 2024, by submarket for the Company:

	Q3 2024 vs. Q3 2023	Q3 2024 vs. Q2 2024	% of Total
	Revenue Change	Revenue Change	Q3 2024 Revenues
Southern California
Los Angeles County	2.5%	1.0%	18.6%
Orange County	5.2%	1.5%	10.7%
San Diego County	5.3%	1.5%	9.1%
Ventura County	6.3%	1.6%	4.2%
Total Southern California	4.1%	1.3%	42.6%
Northern California
Santa Clara County	2.4%	1.0%	19.6%
Alameda County	1.8%	1.1%	7.7%
San Mateo County	3.2%	1.1%	4.5%
Contra Costa County	3.3%	0.9%	5.4%
San Francisco	5.0%	1.4%	2.5%
Total Northern California	2.7%	1.0%	39.7%
Seattle Metro	3.8%	1.1%	17.7%
Same-Property Portfolio	3.5%	1.2%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year basis for the three- and nine-month periods ended September 30, 2024 and on a sequential basis for the quarter ended September 30, 2024.

Same-Property Revenue Components	Q3 2024 vs. Q3 2023	YTD 2024 vs. YTD 2023	Q3 2024 vs. Q2 2024
Scheduled Rents	1.7%	1.9%	0.9%
Delinquencies	1.3%	1.1%	0.2%
Cash Concessions	0.0%	0.1%	0.0%
Vacancy	-0.3%	-0.4%	0.0%
Other Income	0.8%	0.8%	0.1%
2024 Same-Property Revenue Growth	3.5%	3.5%	1.2%

	Year-Over-Year Change			Year-Over-Year Change
	Q3 2024 compared to Q3 2023			YTD 2024 compared to YTD 2023
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	4.1%	4.3%	4.0%	4.3%	4.1%	4.3%
Northern California	2.7%	6.8%	0.9%	2.8%	5.6%	1.6%
Seattle Metro	3.8%	5.4%	3.1%	3.2%	5.7%	2.1%
Same-Property Portfolio	3.5%	5.5%	2.6%	3.5%	5.0%	2.9%

	Sequential Change
	Q3 2024 compared to Q2 2024
	Revenues	Operating Expenses	NOI
Southern California	1.3%	4.7%	0.0%
Northern California	1.0%	7.5%	-1.7%
Seattle Metro	1.1%	3.6%	0.0%
Same-Property Portfolio	1.2%	5.6%	-0.7%

	Financial Occupancies
	Quarter Ended
	9/30/2024	6/30/2024	9/30/2023
Southern California	95.9%	95.7%	96.3%
Northern California	96.4%	96.3%	96.6%
Seattle Metro	96.6%	97.1%	96.3%
Same-Property Portfolio	96.2%	96.2%	96.4%

Investment Activity

Acquisitions

In July, the Company acquired its joint venture partner’s 49.9% common equity interest in Patina at Midtown, a 269-unit apartment home community built in 2021 and located in San Jose, CA, for a total contract price of $117.0 million on a gross basis. This reflects an attractive valuation of $435,000 per unit. Concurrent with the closing, the Company repaid a $95.0 million secured mortgage encumbering the property and was fully redeemed on a preferred equity investment affiliated with the partnership. The Company recorded a gain on remeasurement of co-investments of $2.2 million, which has been excluded from Total and Core FFO.

In September, the Company acquired its joint venture partner’s 50% common equity interest in Century Towers, a 376-unit apartment home community built in 2017 and located in San Jose, CA, for a total contract price of $173.5 million on a gross basis. This reflects an attractive valuation of $458,000 per unit. Concurrent with the closing, the Company repaid a $110.5 million secured mortgage encumbering the property and was fully redeemed on a preferred equity investment affiliated with the partnership. The Company issued approximately $25.0 million of Operating Partnership Units (“OP Units”) to the seller at $305 per unit. The

Company recorded a gain on remeasurement of co-investments of $29.4 million, which has been excluded from Total and Core FFO.

Subsequent to quarter end, the Company acquired its joint venture partner’s 49.9% interest in the BEX II portfolio, comprising of four communities totaling 871 apartment homes, for a total contract price of $337.5 million on a gross basis. Concurrent with the closing, the Company assumed $95.0 million of secured mortgages.

Dispositions

Subsequent to quarter end, the Company sold its 81.5% interest in a 76-year-old apartment home community located in San Mateo, CA for a total contract price of $252.4 million on a gross basis. The 697-unit apartment home community was unencumbered and was classified as held for sale on the balance sheet as of September 30, 2024.

Other Investments

In July, the Company received cash proceeds of $40.1 million from the full redemption of a subordinated loan investment yielding an 11.5% rate of return.

Subsequent to quarter end, the Company received cash proceeds of $55.8 million from the full and partial redemptions of two structured finance investments yielding a 9.6% weighted average rate of return. Year-to-date through October, the Company has received cash proceeds of $106.2 million from redemptions of structured finance investments yielding a 10.4% weighted average rate of return.

Liquidity and Balance Sheet

Common Stock

Year-to-date through October 28, 2024, the Company has not issued any shares of common stock through its equity distribution program or repurchased any shares through its stock repurchase plan.

Balance Sheet

In August, the Company issued $200.0 million of 10-year senior unsecured notes due in April 2034 bearing an interest rate of 5.50% per annum and an effective yield of 5.11%. The notes were issued as additional notes to the previous offering conducted in March 2024.

In September, the Company extended the maturity date of its $1.2 billion unsecured line of credit facility to mature in January 2029 with two additional six-month extension options, exercisable at the Company’s option. The underlying interest rate on the line of credit is unchanged at Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company’s corporate ratings and further adjusted by the facility’s Sustainability Metric Adjustment feature.

As of October 28, 2024, the Company had approximately $1.2 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

Guidance

For the third quarter of 2024, the Company exceeded the midpoint of the guidance range provided in its second quarter 2024 earnings release for Core FFO by $0.04 per diluted share. The outperformance primarily relates to favorable same-property revenue growth.

The following table provides a reconciliation of third quarter 2024 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s second quarter 2024 earnings release.

Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q3 2024	$3.87
NOI from Consolidated Communities	0.04
FFO from Co-Investments	0.01
G&A and Other	(0.01)
Core FFO per diluted share for Q3 2024 reported	$3.91

The table below provides key updates to the Company’s 2024 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2024 Core FFO guidance range, please see page S-13 of the accompanying supplemental financial information.

2024 Full-Year and Fourth Quarter Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint
Per Diluted Share
Net Income	$8.23 - $8.47	$8.35	$8.66 - $8.78	$8.72	+$0.37
Total FFO	$15.93 - $16.17	$16.05	$15.86 - $15.98	$15.92	($0.13)
Core FFO	$15.38 - $15.62	$15.50	$15.50 - $15.62	$15.56	+$0.06
Q4 2024 Core FFO	-	-	$3.82 - $3.94	$3.88	N/A
Same-Property Growth on a Cash-Basis (1)
Revenues	2.70% to 3.30%	3.00%	3.10% to 3.40%	3.25%	+0.25%
Operating Expenses	4.50% to 5.00%	4.75%	4.50% to 5.00%	4.75%	Unchanged
NOI	1.80% to 2.80%	2.30%	2.30% to 2.90%	2.60%	+0.30%

(1)	The midpoint of the Company’s same-property revenues and NOI on a GAAP basis are 3.40% and 2.90%, respectively, representing a 0.20% and 0.40% increase to the Company’s previous guidance midpoints.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, October 30, 2024 at 10:00 a.m. PT (1:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2024 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13749248. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) REITWorld Conference held at the Wynn Las Vegas in Las Vegas, NV on November 19, 2024. A copy of any materials provided by the Company at the conference will be made available on the Investors section of the Company’s website at www.essex.com.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 254 apartment communities comprising approximately 62,000 apartment homes. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2024 and 2023 (in thousands, except for share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations attributable to common stockholders and unitholders	2024	2023	2024	2023
Net income available to common stockholders	$118,424	$87,282	$484,069	$340,434
Adjustments:
Depreciation and amortization	146,439	137,357	431,785	410,422
Gains not included in FFO	(31,583)	-	(169,909)	(59,238)
Casualty loss	-	-	-	433
Impairment loss from unconsolidated co-investments	-	-	3,726	-
Depreciation and amortization from unconsolidated co-investments	16,417	18,029	52,267	53,486
Noncontrolling interest related to Operating Partnership units	4,206	3,072	17,075	11,982
Depreciation attributable to third party ownership and other	(370)	(371)	(1,149)	(1,095)
Funds from Operations attributable to common stockholders and unitholders	$253,533	$245,369	$817,864	$756,424
FFO per share – diluted	$3.81	$3.69	$12.30	$11.37
Expensed acquisition and investment related costs	$-	$31	$68	$375
Tax (benefit) expense on unconsolidated co-investments (1)	(441)	404	(1,199)	1,237
Realized and unrealized (gains) losses on marketable securities, net	(5,697)	4,577	(10,645)	(4,294)
Provision for credit losses	(182)	17	(116)	51
Equity income from non-core co-investments (2)	(555)	(538)	(6,282)	(1,422)
Co-investment promote income	-	-	(1,531)	-
Income from early redemption of preferred equity investments and notes receivable	-	-	-	(285)
General and administrative and other, net	13,956	1,743	22,403	2,570
Insurance reimbursements, legal settlements, and other, net (3)	(612)	(283)	(43,912)	(9,082)
Core Funds from Operations attributable to common stockholders and unitholders	$260,002	$251,320	$776,650	$745,574
Core FFO per share – diluted	$3.91	$3.78	$11.68	$11.21
Weighted average number of shares outstanding diluted (4)	66,551,838	66,445,256	66,500,412	66,537,111

(1)	Represents tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company’s share of co-investment income or loss from technology co-investments.
(3)	Includes legal settlement gains of $42.5 million and $7.7 million for the nine months ended September 30, 2024 and 2023, respectively.
(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings from operations	$128,790	$131,784	$398,599	$454,001
Adjustments:
Corporate-level property management expenses	12,150	11,504	36,004	34,387
Depreciation and amortization	146,439	137,357	431,785	410,422
Management and other fees from affiliates	(2,563)	(2,785)	(7,849)	(8,328)
General and administrative	29,067	14,611	67,374	43,735
Expensed acquisition and investment related costs	-	31	68	375
Casualty loss	-	-	-	433
Gain on sale of real estate and land	-	-	-	(59,238)
NOI	313,883	292,502	925,981	875,787
Less: Non-same property NOI	(26,431)	(12,390)	(66,748)	(40,504)
Same-Property NOI	$287,452	$280,112	$859,233	$835,283

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s fourth quarter and full-year 2024 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: assumptions related to our fourth quarter and full-year 2024 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain our investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company’s other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information. The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues:
Rental and other property	$448,135	$416,398	$1,312,132	$1,239,319
Management and other fees from affiliates	2,563	2,785	7,849	8,328
	450,698	419,183	1,319,981	1,247,647

Expenses:
Property operating	134,252	123,896	386,151	363,532
Corporate-level property management expenses	12,150	11,504	36,004	34,387
Depreciation and amortization	146,439	137,357	431,785	410,422
General and administrative	29,067	14,611	67,374	43,735
Expensed acquisition and investment related costs	-	31	68	375
Casualty loss	-	-	-	433
	321,908	287,399	921,382	852,884
Gain on sale of real estate and land	-	-	-	59,238
Earnings from operations	128,790	131,784	398,599	454,001
Interest expense, net (1)	(58,425)	(53,471)	(172,053)	(155,262)
Interest and other income	11,449	4,406	78,292	29,055
Equity income from co-investments	11,649	10,694	33,667	33,802
Tax benefit (expense) on unconsolidated co-investments	441	(404)	1,199	(1,237)
Gain on remeasurement of co-investment	31,583	-	169,909	-
Net income	125,487	93,009	509,613	360,359
Net income attributable to noncontrolling interest	(7,063)	(5,727)	(25,544)	(19,925)
Net income available to common stockholders	$118,424	$87,282	$484,069	$340,434

Net income per share - basic	$1.84	$1.36	$7.54	$5.30

Shares used in income per share - basic	64,227,662	64,184,180	64,214,258	64,274,085

Net income per share - diluted	$1.84	$1.36	$7.54	$5.30

Shares used in income per share - diluted	64,271,459	64,186,020	64,234,358	64,275,279

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Rental and other property
Rental income	$440,649	$410,438	$1,290,026	$1,222,859
Other property	7,486	5,960	22,106	16,460
Rental and other property	$448,135	$416,398	$1,312,132	$1,239,319

Property operating expenses
Real estate taxes	$48,956	$46,876	$143,188	$138,787
Administrative	13,782	12,370	42,881	37,254
Maintenance and repairs	16,197	15,361	44,987	44,629
Personnel costs	24,756	22,756	72,583	68,609
Utilities	30,561	26,533	82,512	74,253
Property operating expenses	$134,252	$123,896	$386,151	$363,532

Interest and other income
Marketable securities and other income	$5,044	$8,830	$23,729	$16,581
Realized and unrealized gains (losses) on marketable securities, net	5,697	(4,577)	10,645	4,294
Provision for credit losses	182	(17)	116	(51)
Insurance reimbursements, legal settlements, and other, net	526	170	43,802	8,231
Interest and other income	$11,449	$4,406	$78,292	$29,055

Equity income from co-investments
Equity loss from co-investments	$(862)	$(3,267)	$(6,736)	$(9,115)
Income from preferred equity investments	11,870	13,310	36,206	40,359
Equity income from non-core co-investments	555	538	6,282	1,422
Insurance reimbursements, legal settlements, and other, net	86	113	110	851
Impairment loss from unconsolidated co-investment	-	-	(3,726)	-
Co-investment promote income	-	-	1,531	-
Income from early redemption of preferred equity investments	-	-	-	285
Equity income from co-investments	$11,649	$10,694	$33,667	$33,802

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$4,206	$3,072	$17,075	$11,982
DownREIT limited partners’ distributions	2,284	2,162	6,867	6,493
Third-party ownership interest	573	493	1,602	1,450
Noncontrolling interest	$7,063	$5,727	$25,544	$19,925

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$118,424	$87,282		$484,069	$340,434
Adjustments:
Depreciation and amortization	146,439	137,357		431,785	410,422
Gains not included in FFO	(31,583)	-		(169,909)	(59,238)
Casualty loss	-	-		-	433
Impairment loss from unconsolidated co-investments	-	-		3,726	-
Depreciation and amortization from unconsolidated co-investments	16,417	18,029		52,267	53,486
Noncontrolling interest related to Operating Partnership units	4,206	3,072		17,075	11,982
Depreciation attributable to third party ownership and other (2)	(370)	(371)		(1,149)	(1,095)
Funds from operations attributable to common stockholders and unitholders	$253,533	$245,369		$817,864	$756,424
FFO per share-diluted	$3.81	$3.69	3.3%	$12.30	$11.37	8.2%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$-	$31		$68	$375
Tax (benefit) expense on unconsolidated co-investments (3)	(441)	404		(1,199)	1,237
Realized and unrealized (gains) losses on marketable securities, net	(5,697)	4,577		(10,645)	(4,294)
Provision for credit losses	(182)	17		(116)	51
Equity income from non-core co-investments (4)	(555)	(538)		(6,282)	(1,422)
Co-investment promote income	-	-		(1,531)	-
Income from early redemption of preferred equity investments and notes receivable	-	-		-	(285)
General and administrative and other, net	13,956	1,743		22,403	2,570
Insurance reimbursements, legal settlements, and other, net (5)	(612)	(283)		(43,912)	(9,082)
Core funds from operations attributable to common stockholders and unitholders	$260,002	$251,320		$776,650	$745,574
Core FFO per share-diluted	$3.91	$3.78	3.4%	$11.68	$11.21	4.2%

Weighted average number of shares outstanding diluted (6)	66,551,838	66,445,256		66,500,412	66,537,111

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and nine months ended September 30, 2024 was $0.9 million and $2.6 million, respectively.

(3)	Represents tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company’s share of co-investment income or loss from technology co-investments.
(5)	Includes legal settlement gains of $42.5 million and $7.7 million for the nine months ended September 30, 2024 and 2023, respectively.
(6)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2024	December 31, 2023
Real Estate:
Land and land improvements	$3,174,058	$3,036,912
Buildings and improvements	13,884,518	13,098,311
	17,058,576	16,135,223
Less: accumulated depreciation	(6,004,325)	(5,664,931)
	11,054,251	10,470,292
Real estate under development	25,087	23,724
Co-investments	1,007,252	1,061,733
Real estate held for sale	74,148	-
	12,160,738	11,555,749
Cash and cash equivalents, including restricted cash	80,263	400,334
Marketable securities	75,245	87,795
Notes and other receivables	200,295	174,621
Operating lease right-of-use assets	52,470	63,757
Prepaid expenses and other assets	78,436	79,171
Total assets	$12,647,447	$12,361,427

Unsecured debt, net	$5,473,318	$5,318,531
Mortgage notes payable, net	884,728	887,204
Lines of credit	7,885	-
Distributions in excess of investments in co-investments	79,985	65,488
Operating lease liabilities	53,510	65,091
Other liabilities	485,684	398,930
Total liabilities	6,985,110	6,735,244
Redeemable noncontrolling interest	33,977	32,205
Equity:
Common stock	6	6
Additional paid-in capital	6,671,264	6,656,720
Distributions in excess of accumulated earnings	(1,255,608)	(1,267,536)
Accumulated other comprehensive income, net	18,174	33,556
Total stockholders’ equity	5,433,836	5,422,746
Noncontrolling interest	194,524	171,232
Total equity	5,628,360	5,593,978
Total liabilities and equity	$12,647,447	$12,361,427

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - September 30, 2024
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,200,000	3.4%	7.2	2024	$-	$794	$794	3.5%	0.0%
Term loan (1)	300,000	4.2%	3.0	2025	500,000	133,054	633,054	3.5%	9.9%
Unamortized discounts and debt				2026	450,000	99,405	549,405	3.5%	8.6%
issuance costs, net	(26,682)	-	-	2027(1)	650,000	153,955	803,955	4.0%	12.6%
Total unsecured debt, net	5,473,318	3.5%	7.0	2028	450,000	68,332	518,332	2.2%	8.1%
Mortgage Notes Payable, net				2029	500,000	1,456	501,456	4.1%	7.9%
Fixed rate - secured	665,437	4.3%	5.1	2030	550,000	1,592	551,592	3.1%	8.6%
Variable rate - secured (2)	222,040	4.1%	13.3	2031	600,000	1,740	601,740	2.3%	9.4%
Unamortized premiums and debt				2032	650,000	1,903	651,903	2.6%	10.3%
issuance costs, net	(2,749)	-	-	2033	-	330,126	330,126	5.0%	5.2%
Total mortgage notes payable, net	884,728	4.2%	7.1	2034	550,000	2,275	552,275	5.5%	8.6%
Unsecured Lines of Credit				Thereafter	600,000	92,845	692,845	3.7%	10.8%
Line of credit (3)	-	6.3%	N/A	Subtotal	5,500,000	887,477	6,387,477	3.6%	100.0%
Line of credit (4)	7,885	6.3%	N/A	Debt Issuance Costs	(26,583)	(2,717)	(29,300)	-	-
Total lines of credit	7,885	6.3%	N/A	(Discounts)/Premiums	(99)	(32)	(131)	-	-
Total debt, net	$6,365,931	3.6%	7.0	Total	$5,473,318	$884,728	$6,358,046	3.6%	100.0%

Capitalized interest for both the three and nine months ended September 30, 2024 was approximately $0.1 million and $0.2 million, respectively.

(1)
The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2025 with two remaining 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.

(2)	$222.0 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2029 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company’s corporate ratings and further adjusted by the facility’s Sustainability Metric Adjustment feature. In September 2024, the scheduled maturity date was extended from January 2027 to January 2029.

(4)
The unsecured line of credit facility has a capacity of $75 million and a scheduled maturity date in July 2026. The underlying interest rate on this line is Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company’s corporate ratings and further adjusted by the facility’s Sustainability Metric Adjustment feature.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2024
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,365,931
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,267
Limited partnership units (1)			2,332	Secured Debt to Total Assets:	5%	< 40%
Options-treasury method			53
Total shares of common stock and potentially dilutive securities			66,652	Interest Coverage:	547%	> 150%

Common stock price per share as of September 30, 2024			$295.42	Unsecured Debt Ratio (2):	293%	> 150%

Total equity capitalization			$19,690,334

Total market capitalization			$26,056,265	Selected Credit Ratios (3)	Actual

Ratio of debt to total market capitalization			24.4%	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5

Credit Ratings				Unencumbered NOI to Adjusted Total NOI:	93%
Rating Agency	Rating	Outlook
Moody’s	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
Standard & Poor’s	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co- investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of September 30, 2024

	Apartment Homes			Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Total	Consolidated	Unconsolidated Co-investments (3)	Total (4)	Consolidated	Unconsolidated Co-investments (3)	Total (4)

Southern California
Los Angeles County	9,542	1,586	11,128	$2,677	$2,560	$2,667	16.6%	17.5%	16.7%
Orange County	5,843	500	6,343	2,777	2,617	2,770	11.5%	6.2%	11.1%
San Diego County	5,442	443	5,885	2,649	3,032	2,664	10.6%	5.4%	10.3%
Ventura County and Other	2,435	693	3,128	2,443	2,863	2,499	4.6%	9.5%	4.9%
Total Southern California	23,262	3,222	26,484	2,671	2,692	2,672	43.3%	38.6%	43.0%

Northern California
Santa Clara County (5)	9,633	1,129	10,762	3,054	2,988	3,050	20.5%	14.0%	19.9%
Alameda County	3,959	1,512	5,471	2,586	2,591	2,587	6.7%	17.1%	7.5%
San Mateo County	2,561	195	2,756	3,136	3,783	3,160	5.4%	3.3%	5.2%
Contra Costa County	2,619	-	2,619	2,746	-	2,746	4.9%	0.0%	4.6%
San Francisco	1,356	537	1,893	2,899	3,283	2,962	2.3%	6.7%	2.6%
Total Northern California	20,128	3,373	23,501	2,919	2,888	2,917	39.8%	41.1%	39.8%

Seattle Metro	10,555	1,970	12,525	2,215	2,156	2,210	16.9%	20.3%	17.2%

Total	53,945	8,565	62,510	$2,673	$2,647	$2,671	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended September 30, 2024, divided by the number of apartment homes as of September 30, 2024.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2024. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Co-investment amounts weighted at Company’s pro rata share.
(4)	At Company’s pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q3 ‘24	Q2 ‘24	Q1 ‘24	Q4 ‘23	Q3 ‘23

Rental and other property revenues:
Same-property	50,187	$413,213	$408,453	$403,636	$400,989	$399,292
Acquisitions (2)	2,437	16,964	12,824	1,598	429	383
Redevelopment	178	1,671	1,565	1,541	1,536	1,564
Non-residential/other, net (3)	1,143	16,514	17,451	17,503	17,041	16,553
Straight-line rent concessions (4)	-	(227)	(511)	(63)	(1,050)	(1,394)
Total rental and other property revenues	53,945	448,135	439,782	424,215	418,945	416,398

Property operating expenses:
Same-property		125,761	119,067	121,241	116,972	119,180
Acquisitions (2)		4,870	3,585	479	153	137
Redevelopment		740	731	718	742	634
Non-residential/other, net (3) (5)		2,881	2,650	3,428	4,080	3,945
Total property operating expenses		134,252	126,033	125,866	121,947	123,896

Net operating income (NOI):
Same-property		287,452	289,386	282,395	284,017	280,112
Acquisitions (2)		12,094	9,239	1,119	276	246
Redevelopment		931	834	823	794	930
Non-residential/other, net (3)		13,633	14,801	14,075	12,961	12,608
Straight-line rent concessions (4)		(227)	(511)	(63)	(1,050)	(1,394)
Total NOI		$313,883	$313,749	$298,349	$296,998	$292,502

Same-property metrics
Operating margin		70%	71%	70%	71%	70%
Annualized turnover (6)		46%	41%	37%	39%	48%
Financial occupancy (7)		96.2%	96.2%	96.3%	96.1%	96.4%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2023.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Third Quarter 2024 vs. Third Quarter 2023 and Second Quarter 2024
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q3 ‘24 % of Actual NOI	Q3 ‘24	Q3 ‘23	% Change	Q3 ‘24	Q3 ‘23	% Change	Q3 ‘24	Q3 ‘23	% Change	Q2 ‘24	% Change

Southern California
Los Angeles County	9,542	17.8%	$2,677	$2,687	-0.4%	95.1%	96.2%	-1.1%	$77,050	$75,166	2.5%	$76,251	1.0%
Orange County	5,193	11.1%	2,815	2,729	3.2%	96.1%	96.0%	0.1%	44,123	41,946	5.2%	43,464	1.5%
San Diego County	4,584	9.7%	2,671	2,570	3.9%	96.6%	96.6%	0.0%	37,689	35,794	5.3%	37,129	1.5%
Ventura County	2,254	4.5%	2,435	2,333	4.4%	96.7%	96.8%	-0.1%	17,181	16,165	6.3%	16,918	1.6%
Total Southern California	21,573	43.1%	2,684	2,635	1.9%	95.9%	96.3%	-0.4%	176,043	169,071	4.1%	173,762	1.3%

Northern California
Santa Clara County	8,653	20.3%	3,035	2,973	2.1%	96.7%	96.8%	-0.1%	80,808	78,888	2.4%	80,006	1.0%
Alameda County	3,959	7.2%	2,586	2,602	-0.6%	96.3%	96.4%	-0.1%	31,716	31,148	1.8%	31,374	1.1%
San Mateo County	1,864	4.2%	3,226	3,165	1.9%	96.1%	97.0%	-0.9%	18,722	18,139	3.2%	18,513	1.1%
Contra Costa County	2,619	5.3%	2,746	2,688	2.2%	96.3%	96.6%	-0.3%	22,174	21,464	3.3%	21,974	0.9%
San Francisco	1,178	2.1%	2,867	2,841	0.9%	94.8%	94.6%	0.2%	10,450	9,952	5.0%	10,306	1.4%
Total Northern California	18,273	39.1%	2,905	2,863	1.5%	96.4%	96.6%	-0.2%	163,870	159,591	2.7%	162,173	1.0%

Seattle Metro	10,341	17.8%	2,222	2,176	2.1%	96.6%	96.3%	0.3%	73,300	70,630	3.8%	72,518	1.1%

Total Same-Property	50,187	100.0%	$2,669	$2,623	1.8%	96.2%	96.4%	-0.2%	$413,213	$399,292	3.5%	$408,453	1.2%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Nine months ended September 30, 2024 vs. Nine months ended September 30, 2023
(Dollars in thousands, except average monthly rental rates)

		YTD 2024 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes		YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change

Southern California
Los Angeles County	9,542	17.7%	$2,674	$2,665	0.3%	95.3%	96.4%	-1.2%	$228,571	$223,390	2.3%
Orange County	5,193	11.1%	2,783	2,683	3.7%	96.0%	96.1%	-0.2%	130,723	124,205	5.2%
San Diego County	4,584	9.7%	2,638	2,515	4.9%	96.5%	96.9%	-0.5%	111,531	104,972	6.2%
Ventura County	2,254	4.5%	2,400	2,289	4.8%	96.7%	97.0%	-0.2%	50,802	47,777	6.3%
Total Southern California	21,573	43.0%	2,664	2,598	2.5%	95.8%	96.5%	-0.8%	521,627	500,344	4.3%

Northern California
Santa Clara County	8,653	20.4%	3,005	2,948	1.9%	96.7%	96.8%	-0.1%	239,707	232,796	3.0%
Alameda County	3,959	7.1%	2,588	2,597	-0.3%	95.7%	96.6%	-0.9%	94,251	92,746	1.6%
San Mateo County	1,864	4.2%	3,202	3,147	1.7%	96.1%	96.7%	-0.6%	55,238	53,324	3.6%
Contra Costa County	2,619	5.4%	2,724	2,666	2.2%	96.3%	96.8%	-0.5%	65,883	63,830	3.2%
San Francisco	1,178	2.1%	2,850	2,830	0.7%	95.5%	95.3%	0.2%	30,994	30,093	3.0%
Total Northern California	18,273	39.2%	2,885	2,844	1.4%	96.3%	96.6%	-0.2%	486,073	472,789	2.8%

Seattle Metro	10,341	17.8%	2,195	2,165	1.4%	96.9%	96.6%	0.3%	217,602	210,885	3.2%

Total Same-Property	50,187	100.0%	$2,648	$2,598	1.9%	96.2%	96.6%	-0.4%	$1,225,302	$1,184,018	3.5%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of September 30, 2024 and 2023
(Dollars in thousands)

Based on 50,187 apartment homes

	Q3 ‘24	Q3 ‘23	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$45,514	$44,494	2.3%	36.2%
Utilities	27,372	24,775	10.5%	21.8%
Personnel costs	22,928	21,841	5.0%	18.2%
Maintenance and repairs	14,918	14,699	1.5%	11.9%
Administrative	7,116	6,758	5.3%	5.7%
Insurance and other	7,913	6,613	19.7%	6.2%
Total same-property operating expenses	$125,761	$119,180	5.5%	100.0%

	YTD 2024	YTD 2023	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$134,551	$131,573	2.3%	36.8%
Utilities	75,236	69,396	8.4%	20.6%
Personnel costs	68,001	65,579	3.7%	18.6%
Maintenance and repairs	41,992	42,507	-1.2%	11.5%
Administrative	21,357	20,251	5.5%	5.8%
Insurance and other	24,932	19,429	28.3%	6.7%
Total same-property operating expenses	$366,069	$348,735	5.0%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - September 30, 2024 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 ‘24	Trailing 4 Quarters

Same-property portfolio	$17,381	$55,593
Non-same property portfolio	1,213	1,890
Total revenue generating capital expenditures	$18,594	$57,483

Number of same-property interior renovations	650	1,477
Number of total consolidated interior renovations	652	1,498

Non-Revenue Generating Capital Expenditures (3)	Q3 ‘24	Trailing 4 Quarters

Non-revenue generating capital expenditures	$35,979	$135,162
Average apartment homes in quarter	53,623	52,673
Capital expenditures per apartment home	$671	$2,566

(1)	The Company incurred $0.1 million of capitalized interest, $4.4 million of capitalized overhead and $0.2 million of co-investment fees related to redevelopment in Q3 2024.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - September 30, 2024
(Dollars in thousands, except in footnotes )

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024

Operating and Other Non-Consolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,976	$2,166,870	$1,434,678	$119,031	3.5%	2.1	$29,241	$88,581
BEXAEW (3), BEX II, BEX IV, and 500 Folsom	50%	1,603	943,611	325,025	207,089	4.6%	12.2	9,733	34,758
Other (4) (5)	53%	986	384,945	291,476	83,160	3.8%	12.8	7,040	24,308
Total Operating and Other Non-Consolidated Joint Ventures		8,565	$3,495,426	$2,051,179	$409,280	3.7%	5.2	$46,014	$147,647

								Essex Portion of NOI and Expenses
NOI								$25,054	$79,606
Depreciation								(16,417)	(52,267)
Interest expense and other, net								(9,499)	(34,075)
Equity (loss) income from non-core co-investments								555	6,282
Insurance reimbursements, legal settlements, and other, net								86	110
Co-investment promote income								-	1,531
Net income from operating and other co-investments								$(221)	$1,187

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$11,870	$36,206
Impairment loss from unconsolidated co-investment								-	(3,726)
Preferred Equity Investments (6)					$517,987	9.5%	1.6	$11,870	$32,480

Total Co-investments					$927,267			$11,649	$33,667

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of September 30, 2024, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $78.2 million due to distributions received in excess of the Company’s investment.

(3)
In March 2024, the Company acquired BEXAEW LLC’s 49.9% interest in four communities totaling 1,480 apartment homes. The NOI included in the nine months ended September 30, 2024 represents the Company’s pro-rata share prior to the acquisition.

(4)
In the third quarter of 2024, the Company acquired its joint venture partner’s interest of 49.9% in Patina at Midtown comprising 269 apartment homes, followed by the acquisition of its joint venture partner’s interest of 50% in Century Towers comprising 376 apartment homes. The NOI included in the three and nine months ended September 30, 2024 represents the Company’s pro-rata share prior to the acquisitions.

(5)
As of September 30, 2024, the Company’s investment in Expo was classified as a liability of $1.8 million due to distributions received in excess of the Company’s investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(6)	As of September 30, 2024, the Company has invested in 21 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Assumptions for 2024 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Nine Months Ended	2024 Full-Year Guidance Range
	September 30, 2024 (1)	Low End	High End	Comments about 2024 Full-Year Guidance

Total NOI from Consolidated Communities	$925,981	$1,240,600	$1,247,200	Includes a range of same-property NOI growth of 2.3% to 2.9%, an increase from the prior range of 1.8% to 2.8%. Reflects transactions completed through October

Management Fees	7,849	10,100	10,300

Interest Expense
Interest expense, before capitalized interest	(172,222)	(232,600)	(232,000)	Updated to reflect refinancing and investment activities
Interest capitalized	169	100	300
Net interest expense	(172,053)	(232,500)	(231,700)
Recurring Income and Expenses
Interest and other income	23,729	28,400	28,800
FFO from co-investments	81,737	104,200	104,800	Reflects updated timing of preferred equity redemptions and includes investment activity through October
General and administrative	(44,971)	(58,800)	(59,200)
Corporate-level property management expenses	(36,004)	(48,000)	(48,400)
Non-controlling interest	(9,618)	(12,300)	(12,100)	Reflects impact from sale of one apartment community in October
Total recurring income and expenses	14,873	13,500	13,900
Non-Core Income and Expenses
Expensed acquisition and investment related costs	(68)	(68)	(68)
Tax benefit on unconsolidated co-investments	1,199	1,199	1,199
Realized and unrealized gains on marketable securities, net	10,645	10,645	10,645
Provision for credit losses	116	116	116
Equity income from non-core co-investments	6,282	6,282	6,282
Co-Investment promote income	1,531	1,531	1,531
General and administrative and other, net	(22,403)	(40,000)	(40,000)	Includes increased advocacy costs
Insurance reimbursements, legal settlements, and other, net	43,912	43,912	43,912
Total non-core income and expenses	41,214	23,617	23,617
Funds from Operations (2)	$817,864	$1,055,317	$1,063,317
Funds from Operations per diluted Share	$12.30	$15.86	$15.98
% Change - Funds from Operations	8.2%	4.1%	4.9%
Core Funds from Operations (excludes non-core items)	$776,650	$1,031,700	$1,039,700
Core Funds from Operations per diluted Share	$11.68	$15.50	$15.62
% Change - Core Funds from Operations	4.2%	3.1%	3.9%
EPS - Diluted	$7.54	$8.66	$8.78
Weighted average shares outstanding - FFO calculation	66,500	66,550	66,550

(1)	All non-core items are excluded from the 2024 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2024 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-13 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2024 Guidance Range (1)
	Nine Months Ended September 30, 2024
		4th Quarter 2024		Full-Year 2024
		Low	High	Low	High

EPS - diluted	$7.54	$1.12	$1.24	$8.66	$8.78
Conversion from GAAP share count	(0.26)	(0.04)	(0.04)	(0.30)	(0.30)
Impairment loss from unconsolidated co-investments	0.06	-	-	0.06	0.06
Depreciation and amortization	7.28	2.44	2.44	9.72	9.72
Noncontrolling interest related to Operating Partnership units	0.24	0.04	0.04	0.28	0.28
Gain on remeasurement of co-investment	(2.56)	-	-	(2.56)	(2.56)
FFO per share - diluted	$12.30	$3.56	$3.68	$15.86	$15.98

Expensed acquisition and investment related costs	-	-	-	-	-
Tax benefit on unconsolidated co-investments	(0.02)	-	-	(0.02)	(0.02)
Realized and unrealized gains on marketable securities, net	(0.16)	-	-	(0.16)	(0.16)
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.09)	-	-	(0.09)	(0.09)
Co-Investment promote income	(0.02)	-	-	(0.02)	(0.02)
General and administrative and other, net	0.33	0.26	0.26	0.59	0.59
Insurance reimbursements, legal settlements, and other, net	(0.66)	-	-	(0.66)	(0.66)
Core FFO per share - diluted	$11.68	$3.82	$3.94	$15.50	$15.62

(1)
2024 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-13.1

ESSEX PROPERTY TRUST, INC.

Market Economic Rent Curve[1]

2016 - 2019 Avg
2023
2024
2023 Prolonged Peak:
Challenging Comp
September-October
Prior Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Source: Essex
1. Reflects economic rent growth compared to December of the prior year.

 ESSEX PROPERTY TRUST, INC.                                Market Economic Rent Growth Trending Along the Pre-COVID Average                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-13.2  Source: Essex  Reflects economic rent growth compared to December of the prior year.   Year-to-date through October, economic rent has grown on trend with the pre-COVID average. This is a positive shift from the atypical volatility in recent years.   Blended lease rate growth softened in September and October primarily due to a challenging year-over year comp. We remain on plan for 2024.   2023 Prolonged Peak: Challenging Comp September-October

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of September 30, 2024
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)	Average Monthly Rent

BEXAEW Portfolio (2)	Various	1,480	100%	EPLP	Mar-24	$251,995	$341	$2,375
	Q1 2024	1,480				$251,995	$341

Maxwell Sunnyvale (3)	Sunnyvale, CA	75	100%	EPLP	Apr-24	$46,600	$621	$3,712
ARLO Mountain View	Mountain View, CA	164	100%	EPLP	May-24	101,100	592	$3,799
	Q2 2024	239				$147,700	$601

Patina at Midtown (4)	San Jose, CA	269	100%	EPLP	Jul-24	$58,383	$435	$2,748
Century Towers (5)	San Jose, CA	376	100%	EPLP	Sep-24	86,750	458	$3,060
	Q3 2024	645				$145,133	$448

	2024 Total	2,364				$544,828	$397

(1)	Price per apartment home excludes value allocated to retail space.
(2)
In March 2024, the Company acquired its joint venture partner’s 49.9% interest in the BEWAEW portfolio comprising four communities totaling 1,480 apartment homes, for a total purchase price of $505.0 million on a gross basis.

(3)
In April 2024, the Company accepted the third-party sponsor’s common equity interest affiliated with its $14.7 million preferred equity investment and acquired Maxwell Sunnyvale based on a property valuation of $46.6 million.

(4)	In July 2024, the Company acquired its joint venture partner’s 49.9% interest in Patina at Midtown, a 269-unit apartment home community, for a total purchase price of $117.0 million on a gross basis.
(5)	In September 2024, the Company acquired its joint venture partner’s 50% interest in Century Towers, a 376-unit apartment home community, for a total purchase price of $173.5 million on a gross basis.

Dispositions

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first, second, or third quarters of 2024.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Delinquencies, Operating Statistics, and Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Same-Property Delinquencies - Third Quarter 2024 vs. 2023 and October 2024				Same-Property Cash Delinquencies as % of Scheduled Rent, by Region

	Preliminary Oct. 2024	Q3 2024	Q3 2023		Preliminary Oct. 2024	Q3 2024

Gross delinquencies as % of scheduled rent, excluding rental assistance	0.6%	0.8%	2.1%	Southern California, excl. Los Angeles	0.3%	0.7%
				Northern California, excl. Alameda	0.2%	0.3%
Rental assistance funds as % of scheduled rent (1)	0.0%	-0.1%	-0.1%	Seattle	0.7%	0.7%
				Los Angeles & Alameda Counties (3)	1.1%	1.3%
Cash delinquencies as % of scheduled rent, including rental assistance (2)	0.6%	0.7%	2.0%	Total Same-Property Portfolio (1)(2)	0.6%	0.7%

(1)
The Company’s same-property portfolio received Emergency Rental Assistance payments of less than $0.1 million and $0.2 million for preliminary October 2024 and the three months ended September 30, 2024, respectively. This compares to $0.3 million for the three months ended September 30, 2023.

(2)	Represents same-property portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements.
(3)	Eviction protections for the city and county of Los Angeles ended on April 1, 2023, and Alameda county protections ended on April 29, 2023.

Same-Property Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

	Preliminary Oct. 2024	Q3 2024		Q3 2024	Q3 2023	YTD 2024	YTD 2023

New lease rates (1)	-1.5%	0.5%	Reported rental revenue (1)	$413.2	$399.3	$1,225.3	$1,184.0
Renewal rates (1)	3.6%	3.8%	Straight-line rent impact to rental revenue	(0.2)	(1.3)	(0.7)	(1.4)
Blended rates	1.6%	2.5%	GAAP rental revenue	$413.0	$398.0	$1,224.6	$1,182.6

Financial occupancy	96.1%	96.2%	% change - reported rental revenue	3.5%		3.5%

Same-Property Operating Statistics, Excl. Los Angeles and Alameda Counties (2)			% change - GAAP rental revenue	3.8%		3.5%

	Preliminary Oct. 2024	Q3 2024

New lease rates (1)	-1.2%	1.8%
Renewal rates (1)	4.0%	4.4%
Blended rates	2.1%	3.4%

Financial occupancy	96.3%	96.4%

(1) Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives.			(1) Same-property rental revenue reflects concessions on a cash basis.
(2)   Excludes Los Angeles and Alameda counties, which are most impacted by elevated delinquency related turnover, to illustrate the Company’s same-property portfolio performance outside of these regions.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

 Data based on Essex Data Analytics forecasts and third-party projections.  Residential Supply: Total supply includes the Company’s estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement (“delay-adjusted supply”) to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         ESSEX PROPERTY TRUST, INC.                                MSA Level Supply Forecast: 2023A – 2025E                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16  Residential Supply Forecast (1)     2023A     2024E     2025E  Market  Total   Supply  Total Supply as a % of Stock     Multifamily Supply  Total   Supply  Total Supply as a % of Stock     Multifamily Supply  Total   Supply  Total Supply as a % of Stock                                   Los Angeles  19,400  0.5%     8,700  16,900  0.5%      8,900    17,400   0.5%  Orange County  5,300  0.5%     1,800  4,100  0.4%      1,800    4,600   0.4%  San Diego  5,800  0.5%     4,200  6,900  0.6%      5,100    8,000   0.6%  Ventura  600  0.2%     800  1,100  0.4%      300    600   0.2%  Southern California  31,100  0.5%     15,500  29,000  0.5%      16,100    30,600   0.5%                                   San Francisco  2,200  0.3%     1,800  2,300  0.3%      1,300    1,700   0.2%  Oakland  5,300  0.5%     1,900  4,000  0.4%      1,200    3,500   0.3%  San Jose  3,900  0.5%     2,400  4,400  0.6%      3,800    6,000   0.8%  Northern California  11,400  0.4%     6,100  10,700  0.4%      6,300    11,200   0.4%                                   Seattle  9,700  0.7%     10,900  14,600  1.1%      10,200    14,200   1.0%                                   Total  52,200  0.5%     32,500  54,300  0.5%      32,600    56,000   0.5%

ESSEX PROPERTY TRUST, INC.

2025E Same-Property Revenue Growth Potential
Early Building Blocks at the Midpoint

0.9% Midpoint
(Excludes Concession Impact)
0.5% Midpoint
1.4% Midpoint
Earn-In ("Embedded Growth")(1)
Delinquency Upside
2025E Same-Property Emedded Revenue Potential(2)

	Earn-In	Delinquency Upside	2025E Same-Property Emedded Revenue Potential
High-End:	**1.0%**	**0.6%**	**1.6%**
Low-End:	**0.8%**	**0.4%**	**1.2%**

 ESSEX PROPERTY TRUST, INC.                                2025E Early Building Blocks to Same-Property Revenue Growth                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.1  Year-to-date rent growth positions the Company to achieve 80-100 basis points of earn-in in 2025.   The Company’s diligent efforts in recapturing non-paying units has generated a notable tailwind to earnings growth in 2024. The Company expects to achieve a further 40-60 basis point tailwind in 2025 as we approach the historical run rate.  Source: Essex  Embedded revenue growth potential or “earn-in” is the contribution to revenue growth in the forthcoming year, calculated by annualizing forecasted scheduled rent at year-end compared against full-year scheduled rent. Based on leases signed to date through preliminary October 2024 and projections though year-end and excludes vacancy and concessions.   Excludes the impacts of market rent growth, financial occupancy, concessions, and other income in 2025.   (1)  (2)  High-End:  1.0%  0.6%  1.6%  Low-End:   0.8%  0.4%  1.2%

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended September 30, 2024

Net income available to common stockholders	$118,424
Adjustments:
Net income attributable to noncontrolling interest	7,063
Interest expense, net (1)	58,425
Depreciation and amortization	146,439
Income tax provision	106
Gain on remeasurement of co-investment	(31,583)
Co-investment EBITDAre adjustments	26,227
EBITDAre	325,101

Realized and unrealized gains on marketable securities, net	(5,697)
Provision for credit losses	(182)
Equity loss from non-core co-investments	(555)
Tax benefit on unconsolidated co-investments	(441)
General and administrative and other, net	13,956
Insurance reimbursements and legal settlements, and other, net	(612)
Adjusted EBITDAre	$331,570

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

(Dollars in thousands)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024

Interest expense	$59,232	$174,285
Adjustments:
Total return swap income	(807)	(2,232)
Interest expense, net	$58,425	$172,053

Immediately Available Liquidity

The Company’s immediately available liquidity as of October 28, 2024, consisted of the following:

(Dollars in millions)	October 28, 2024

Unsecured credit facility - committed	$1,275
Balance outstanding	154
Undrawn portion of line of credit	$1,121
Cash, cash equivalents & marketable securities	113
Total liquidity	$1,234

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

September 30,
(Dollars in thousands)	2024

Total consolidated debt, net	$6,365,931
Total debt from co-investments at pro rata share	1,056,821
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	29,431
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,138
Consolidated cash and cash equivalents-unrestricted	(71,288)
Pro rata co-investment cash and cash equivalents-unrestricted	(37,333)
Marketable securities	(75,245)
Net Indebtedness	$7,272,455

Adjusted EBITDAre, annualized (1)	$1,326,280
Other EBITDAre normalization adjustments, net, annualized (2)	1,513
Adjusted EBITDAre, normalized and annualized	$1,327,793

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2024	2023	2024	2023

Earnings from operations	$128,790	$131,784	$398,599	$454,001
Adjustments:
Corporate-level property management expenses	12,150	11,504	36,004	34,387
Depreciation and amortization	146,439	137,357	431,785	410,422
Management and other fees from affiliates	(2,563)	(2,785)	(7,849)	(8,328)
General and administrative	29,067	14,611	67,374	43,735
Expensed acquisition and investment related costs	-	31	68	375
Casualty loss	-	-	-	433
Gain on sale of real estate and land	-	-	-	(59,238)
NOI	313,883	292,502	925,981	875,787
Less: Non-same property NOI	(26,431)	(12,390)	(66,748)	(40,504)
Same-Property NOI	$287,452	$280,112	$859,233	$835,283

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated March 14, 2024, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company’s Form 8-K, filed on March 14, 2024. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2024, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2024 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q3 ‘24 (1)

NOI	$1,255,532
Adjustments:
NOI from real estate assets sold	-
Other, net (2)	(6,739)
Adjusted Total NOI	1,248,793
Less: Encumbered NOI	(91,734)
Unencumbered NOI	$1,157,059

Encumbered NOI	$91,734
Unencumbered NOI	1,157,059
Adjusted Total NOI	$1,248,793

Unencumbered NOI to Adjusted Total NOI	93%
(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4